EXHIBIT 23.1





                           CONSENT OF INDEPENDENT
                        CERTIFIED PUBLIC ACCOUNTANTS


Barringer Technologies, Inc.
New Providence, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No.
2-94631) of our report dated March 27, 1996, relating to the consolidated financial statements and schedule of Barringer
Technologies, Inc. appearing in the Company's Annual report on Form 10-K for the year ended December 31, 1995.

We also consent to the references to us under the caption "Experts" in the Prospectus.



BDO SIEDMAN, LLP


Woodbridge, New Jersey
Mach 27, 1996